Trademark Licensing Agreement

By and between

Heilongjiang Yanglin Soybean Group Co., Ltd.

and

Faith Winner（Jixian）Development Company Limited

September 24th, 2007

Trademark Licensing Agreement

This IP Licensing Agreement ("this Agreement") is made and entered into by and between the following parties on the date of September 24th 2007 in [Jixian County, Heilongjiang Province , P.R.China].

Faith Winner (Jixian) Development Company Limited (the "Licensor") is a wholly foreign owned company whose legal address is Hedong District, Fuli Town, Jixian County, Shuangyashan, Heilongjiang.

Heilongjiang Yanglin Soybean Group Co., Ltd. (the "Licensee") is a limited liability company whose legal address is Hedong District, Fuli Town, Jixian County, Helongjiang Province.

(The Licensor and the licensee shall be "the Parties" together, or "the Party" or "each Party" under this Agreement)

Whereas:

(1) The business scope of Licensor is: providing technical support and consigned management services on agriculture development, technical support, technical transfer, and information consulting (excluding the restricted projects);

(2) The business scope of Licensee is: purchase the soybean and process the soybean products, etc.

(3) The Licensor agrees to exclusively grant the Licensor to use its trademarks, and the Licensee agrees to pay the relative royalty fee to the Licensor according to this Agreement.

The Parties agree as follows:

1 THE DEFINITION

Except provided otherwise, the terms under this Agreement mean:

"**Agreement**" refers to this IP Licensing Agreement and its Appendix 1;

"**Signing Date**" refers to the date on which this Agreement is signed;

"**Trademark**" refers to the Trademark licensed by Licensor to licensee (see Appendix)

"**License Term**" refers to the term as defined in Article 2.2;

"**Royalty**" refers to the fee paid by the Licensee as provided in Article 3;

"**RMB**" refers to legal currency in P.R.China;

"**Business day**" refers to any day except Saturday, Sunday and other days authorized to the banks to close;

2 THE MAIN CLAUSES OF THIS AGREEMENT

2.1 The Licensor agrees to grant the Licensee an exclusive right to use the Trademark within the business scope during the term agreed in this Agreement hereunder. More details of Trademark please refer to Appendix One.

2.2 The term of licensing is [10] years as from the date of execution of this Agreement.

2.3 The Parties shall either entrust a trademark agency recognized by the State Administration for Industry and Commerce (SAIC), or directly go to the Trademark Office to file this Agreement within [20] days upon the execution of this Agreement.

2.4 Each party shall bear taxes and fees it shall bear in accordance with the relevant PRC laws respectively.

3 CONSIDERATION

3.1 Royalty

The Licensee shall pay the Licensor Royalty fee equal to 1 % of annual revenue in 30 days after the annual audit report is issued every year.

3.2 Payment Method

The License fee shall be paid to the Licensor through Industrial and Commercial Bank of China (Licensor's bank) and Industrial and Commercial Bank of China

(Licensee's bank).

4 WARRANTIES, REPRESENTATION AND UNDERTAKINGS

4.1 Warranties, representations and undertakings by Licensor

4.1.1 The Licensor is the legal enterprise which is duly incorporated and valid existing; for the purpose of execution and implementation of this Agreement, it has obtained all required authorization and entitled to do so.

4.1.2 Pursuant to the provisions hereof, the Licensor shall provided and delivered to the Licensee with the Trademark, and warrant that it has the right to license.

4.1.3 The Licensor guarantees that it has not entered into any contracts or agreements conflicting with this Agreement before the Signing Date and within the term hereof, and shall not assign the rights and obligation to any third party under this Agreement.

4.1.4 For the purpose of implementation of this Agreement, the Licensor promise that it shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement.

4.2 Representations and undertakings by Licensee

4.2.1 The Licensee is the legal enterprise which is duly incorporated and valid existing; for the purpose of execution and implementation of this Agreement, it has obtained all required authorization and entitled to do so.

4.2.2 The Licensee warrants paying Royalty to the Licensor in accordance with the provisions hereunder.

4.2.3 The Licensor guarantees that it has not entered into any contracts or agreements conflicting with this Agreement within the term hereof, and shall not assign the rights and obligation to any third

party under this Agreement.

4.2.4 Any warrants, representation and undertakings made by the Licensee do not contain inaccurate statement related to major events, or omit the major events which could cause misunderstanding of the statements.

4.2.5 The Licensee undertakes that it may in no event assign or make disclosure any IP hereunder in any form to a third party without written agreement by the Licensor within the term hereof.

4.2.6 For the purpose of implementation of this Agreement, the Licensor promise that it shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement.

5. CONFIDENTIALITY

5.1 Any information, documents, data and all other materials (herein "confidential information") arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties within 3 years after the termination of this Agreement. Unless compelled to disclose in judicial or administrative process, or by other requirements of laws, any third party, except for those enjoying the rights to know the confidential information, shall neither be informed about or use the above confidential information, nor use the confidential information for the purpose not related to complete this Agreement.

52 The above confidentiality obligations of the Parties shall be independently effective and survive the date of on which this Agreement terminates.

6 FORCE MAJEURE

"Force Majeure" refers that any event, condition, situation or the combination of event, condition and situation, which is outside the direct or indirect reasonable controlling scope of the influenced party, and is limited by inevitable event, condition or situation that the influenced party could not reasonable anticipate, or avoid, prevent or inevitable postpone either's perform under the terms of this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation

under this Agreement, if such failure or delay is due to force majeure. However, one party shall notify the other party in writing as soon as practical of any delay due to force majeure. After the force majeure ceases, each party shall continue to perform under this Agreement.

7 LIABILITIES FOR BREACH OF THIS AGREEMENT

After the effective date of this Agreement, if either party is in default, nonperforming, or partly performing terms of this Agreement, or is in default of any warranties, representations and undertakings of this Agreement, it may constitute default. The non-breaching party can allow the breaching party to remedy in a reasonable time period. If the breaching party does not remedy within the reasonable time period, the non-breaching party shall hold the breaching party liable for all the damages resulted from the breaching party's default. All the economic loss, including attorney fees, litigation and arbitration costs incurred by the default, shall be paid by the breaching party. The breaching party shall also be responsible to participate the relevant litigation. The economic loss shall not exceed the amount that breaching party could anticipate or should anticipate as of the date of this Agreement.

8 EFFECTIVE DATE

This Agreement is effective from the Signing Date (If it is signed by a designated person, a letter of the power of attorney is necessary) and shall remain effective until it is terminated pursuant to Section 12.

9 GOVERNING LAW AND DISPUTE RESOLUTION

9.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under the laws of the People's Republic of China.

9.2 Any dispute arising out of this Agreement, including but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both parties through mutual negotiation. If both parties could not reach an agreement within 30 days since the dispute is brought forward, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek

enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

9.3 During the process of dispute-resolution, both parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

10 MODIFICATION, CANCELLATION, TERMINATION

10.1 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

10.2 Licensor may terminate this Agreement with upon 30 days written notice to Licensee.

11 GENERAL

11.1 Any statement, stipulation and promise made by one party to the other, which are the foundation and precondition to the Agreement, shall be complete and genuine. After the effective date, if either party discovers the fact does not comply with the other party's representation and warranties, the discovering party shall disclose immediately the above fact to the other. All the losses, costs, expenses, or obligations shall be compensated if it is resulted by either party's default of its representation and warranties.

11.2 Any representation, warranties and undertakings shall be separate and independent under this Agreement, which also shall not be limited by any provisions, except provided otherwise.

11.3 If any provision of this Agreement is construed to be illegal, invalid, or unenforceable according the laws of China, they shall not affect the legality, validity and enforceability of the other provisions of this Agreement. If any provision is deemed to be illegal, invalid, or unenforceable, both parties shall modify this agreement through negotiation, and shall apply to both parties' original intend as close as possible.

11.4 This Agreement constitutes the entire Agreement between the Parties relating to this licensing, which together with the Appendix 1 represents both parties' genuine expression. This Agreement supersedes all prior or contemporaneous discussions, or presentations and proposals, written or oral, with respect to subject matters discussed herein.

11.5 Except as otherwise provided by the laws, either party's failure or postpone to exercise rights under this Agreement does not constitute the waiver of the rights. Exercise rights solely or partly does not constitute the prevention from exercising other rights, or privileges.

11.6 All headings used in this Agreement are intended for convenience of reference only. They will not affect the construction or interpretation of the Agreement.

11.7 Except otherwise provided in this Agreement, the mentioned article, clause and appendix refer to the article, clause and appendix of this Agreement.

11.8 Any notice hereunder shall be delivered upon personal delivery, fax, and registered air mail to such address as indicated at the first page of the Agreement, unless otherwise being given written notice of another modified address from one party to the other party. All notices shall be deemed to have been given or delivered upon (1) registered mail, 5 business days after deposit in the mail; (2)by personal delivery or fax, 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

11.9 The parties may sign additional agreement regarding to related matters of this Consignment. Additional agreement and this Agreement have the same effectiveness.

11.10All the Appendix of this Agreement is the integral part of this Agreement, which has the same effectiveness with this Agreement.

11.11This Agreement is written in both English and Chinese. Both versions shall be equally valid and authentic. There are two originals for each version, each of which shall be held by each Party.

[Signature Page Only]

IN WITNESS THEREFORE, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

For and on behalf of

Heilongjiang Yanglin Soybean Group Co., Ltd. (Seal)

Legal Representative (or Authorized Representative) Signature

Faith Winner Agriculture (Jixian) Development Company Limited (Seal)

Legal Representative (or Authorized Representative) Signature

Appendix 1 : Trademark Information Chart

No.	Registration No.	Approval Authority	Approved Category	Valid Term
1	1587278	Trademark Office	Category 29; Meat, pork food, canned meat, pickles, eggs, milk, milk products, edible oil, edible fats, dry edible fungi.	From June 14th, 2001 to June 13th, 2011.
2	1586742	Trademark Office	Category 31; Beans (unprocessed), live animals, fresh vegetables, fresh mushroom, fodder, feed additives for non-medical use, wheat, grain (cereals), corn, unprocessed rice.	From June 14th, 2001 to June 13th, 2011.